Exhibit 3.4

By-laws
of
Hypersolar, Inc.
A Nevada Corporation

Table of Contents

Article One	Offices and Record	1-1
Section 1.01	Registered Office and Registered Agent	1-1
Section 1.02	Corporate Offices	1-1
Section 1.03	Books and Records	1-1
Section 1.04	Inspection of Records	1-1

Article Two	Shareholders	2-1
Section 2.01	Place of Meetings	2-1
Section 2.02	Annual Meetings	2-1
Section 2.03	Special Meetings	2-1
Section 2.04	Consent of Shareholders in Lieu of Meeting	2-1
Section 2.05	Notice; Waiver of Notice	2-2
Section 2.06	Presiding Officials	2-2
Section 2.07	Quorum	2-2
Section 2.08	Proxies; Voting Trusts	2-3
Section 2.09	Voting	2-3
Section 2.10	Registered Shareholders	2-3
Section 2.11	Shareholders’ Lists	2-4
Section 2.12	Conduct of Meetings	2-4

Article Three	Board of Directors	3-1
Section 3.01	Number	3-1
Section 3.02	Powers of the Board	3-1
Section 3.03	Meetings of the Newly Elected Board	3-1
Section 3.04	Notice of Meetings; Waiver of Notice	3-2
Section 3.05	Meetings by Conference Telephone or Similar Communications Equipment	3-3
Section 3.06	Action Without a Meeting	3-3
Section 3.07	Quorum	3-3
Section 3.08	Vacancies	3-3
Section 3.09	Committees	3-3
Section 3.10	Compensation of Directors and Committee Members	3-4
Section 3.11	Removal of Directors	3-4
Section 3.12	Resignations	3-5

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Article Four	Officers	4-1
Section 4.01	Designations	4-1
Section 4.02	Term of Office	4-1
Section 4.03	Other Agents	4-1
Section 4.04	Removal	4-1
Section 4.05	Vacancies	4-2
Section 4.06	Salaries and Compensation	4-2
Section 4.07	Delegation of Authority to Hire, Discharge, and Designate
Duties	4-2
Section 4.08	President	4-2
Section 4.09	Vice Presidents	4-3
Section 4.10	Secretary and Assistant Secretaries	4-3
Section 4.11	Treasurer and Assistant Treasurers	4-3
Section 4.12	Duties of Officers May Be Delegated	4-4

Article Five	Indemnification	5-1
Section 5.01	Indemnification in Actions by Third Parties	5-1
Section 5.02	Indemnification in Derivative Action	5-1
Section 5.03	Indemnification for Success on the Merits or Otherwise	5-2
Section 5.04	Determination of Right to Indemnification	5-2
Section 5.05	Advancement of Expenses	5-3
Section 5.06	Non-Exclusivity	5-3
Section 5.07	Insurance	5-3
Section 5.08	Amendment and Vesting of Rights	5-4
Section 5.09	Vesting of Rights	5-4
Section 5.10	Definitions	5-4
Section 5.11	Severability	5-5

Article Six	Stock	6-1
Section 6.01	Issuance and Payment for Shares of Stock	6-1
Section 6.02	Certificates Representing Shares of Stock	6-1
Section 6.03	Transfers of Shares — Transfer Agent — Registrar	6-1
Section 6.04	Transfers of Shares — Restrictions	6-2
Section 6.05	Closing of Transfer Books	6-2
Section 6.06	Lost or Destroyed Certificates	6-2
Section 6.07	Regulations	6-2

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Article Seven	Corporate Finance	7-1
Section 7.01	Fixing of Capital — Transfers of Surplus	7-1
Section 7.02	Dividends	7-1
Section 7.03	Creation of Reserves	7-1

Article Eight	General Provisions	8-1
Section 8.01	Fiscal Year	8-1
Section 8.02	Corporate Seal	8-1
Section 8.03	Depositories	8-1
Section 8.04	Contracts with Officers or Directors or Their Affiliates	8-1
Section 8.05	Amendments	8-2
Section 8.06	Agreements Among Shareholders	8-2

Article Nine	Certificate

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By-laws
of
Hypersolar, Inc.

Article One

Offices and Record

Section 1.01    Registered Office and Registered Agent

The location of the registered office and the name of the registered agent of the Corporation in the State of Nevada shall be as stated in the Articles of Incorporation or as shall be determined from time to time by the Board of Directors and on file in the appropriate office of the State of Nevada, pursuant to applicable provisions of law. Unless otherwise permitted by law, the address of the registered office of the Corporation and the address of the business office of the registered agent shall be identical.

Section 1.02    Corporate Offices

The Corporation may have such corporate offices anywhere within or without the State of Nevada as the Board of Directors from time to time may determine or the business of the Corporation may require.

Section 1.03    Books and Records

The Corporation shall keep correct and complete books and records of account, including the amount of its assets and liabilities, minutes of its proceedings of its shareholders and Board of Directors (and any committee having the authority of the Board), and the names and places of residence of its officers. The Corporation shall keep at its registered office or principal place of business in the State of Nevada, or at the office of its transfer agent in the State of Nevada, if any, books and records in which shall be recorded the number of shares subscribed, the names of the owners of the shares, the numbers owned by them respectively, the amount of shares paid, and by whom, the transfer of such shares with the date of transfer, and, from time to time, such other or additional records, statements, lists, and information as may be required by law.

Section 1.04    Inspection of Records

A shareholder may, upon written demand, inspect the records of the Corporation, pursuant to any statutory or other legal right, during the usual and customary hours of business and in such manner as will not unduly interfere with the regular conduct of the business of the Corporation. A shareholder may delegate such shareholder’s right of inspection to a certified or public accountant on the condition, to be enforced at the option of the Corporation, that the shareholder and accountant agree with the Corporation promptly to furnish to the Corporation a true and correct copy of each report with respect to such inspection made by such accountant. No shareholder shall use, permit to be used, or acquiesce in the use by others of any information so obtained to the detriment competitively of the Corporation, nor shall he or she furnish or permit to be furnished any information so obtained to any competitor or prospective competitor of the Corporation. The Corporation, as a condition precedent to any shareholder’s inspection of the records of the Corporation, may require the shareholder to indemnify the Corporation, in such manner and for such amount as may be determined by the Board of Directors, against any loss or damage that may be suffered by it arising out of or resulting from any unauthorized disclosure made or permitted to be made by such shareholder of information obtained in the course of such inspection.

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Article Two

Shareholders

Section 2.01    Place of Meetings

All meetings of the shareholders shall be held at the principal business office of the Corporation in the State of Nevada, or at such other place or places, either within or without the State of Nevada, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof. Unless specifically prohibited by law, any meeting may be held at any place and time, and for any purpose, if consented to in writing by all of the shareholders entitled to vote at such meeting.

Section 2.02    Annual Meetings

An annual meeting of shareholders shall be held on the second Thursday in February of each year following the year of incorporation, if not a legal holiday, and if a legal holiday, then on the next secular day following, at 5:30 p.m. At each annual meeting of shareholders, the shareholders entitled to vote shall elect directors. Each director shall be elected to serve until the next succeeding annual meeting of the shareholders or until such director’s successor is duly elected and qualified, or until his or her earlier resignation, disqualification, or removal. At the annual meeting, the shareholders may transact such other business as may be desired, whether or not the same was specified in the notice of the meeting, unless the consideration of such other business, without its having been specified in the notice of the meeting as one of the purposes thereof, is prohibited by law.

Section 2.03    Special Meetings

a)
Special meetings of the shareholders may be held for any purpose or purposes and may be called by the President, the Secretary, the executive committee, the Board of Directors, or the holders of, or any officer or shareholder upon the written request of the holders of, not less than one-fifth of all outstanding shares entitled to vote at any such meeting, and shall be called by any officer directed to do so by the Board. Business transacted at all special meetings of the shareholders shall be confined to the purposes stated in the notices of such meetings, unless the transaction of other business is consented to by the holders of all of the outstanding shares of stock of the Corporation entitled to vote at the meeting.

b)	The “call” and the “notice” of any such meeting shall be deemed to be synonymous.

Section 2.04    Consent of Shareholders in Lieu of Meeting
Any action required to be taken or that may be taken at a meeting of the shareholders may be taken without a meeting if consents in writing, setting forth the action so taken, are signed by all of the shareholders entitled to vote with respect to the subject matter thereof. Such consents shall have the same force and effect as a unanimous vote of the shareholders at a meeting duly held. The Secretary shall file such consents with the minutes of the meetings of the shareholders.

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Section 2.05    Notice; Waiver of Notice

a)
Written or printed notice of each meeting of the shareholders, whether annual or special, stating the place, day, and hour of the meeting and, in case of a special meeting, the purpose or purposes thereof, shall be delivered or given to each shareholder entitled to vote at such meeting, as determined in accordance with Section 6.05 of these By-laws, not less than 10 days or more than 70 days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the officer or persons calling the meeting, unless, as to a particular matter, other or further notice is required by law, in which case such other or further notice shall be given.

b)
Any notice to a shareholder of a shareholders’ meeting sent by mail shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid and addressed to the shareholder at such shareholder’s address as it appears on the records of the Corporation.

c)
Whenever any notice is required to be given to any shareholder under the provisions of these By-laws, or of the Articles of Incorporation or of any law, a written waiver thereof, signed by the shareholder entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

d)
To the extent provided by law, attendance of a shareholder at any meeting shall constitute a waiver of notice of such meeting, except when a shareholder attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

Section 2.06    Presiding Officials

Every meeting of the shareholders, for whatever purpose, shall be convened by the President, the Secretary or the officer or any of the persons who called the meeting. The meeting shall be presided over by the officers specified in Section 4.08 and Section 4.09 of these By-laws; provided, however, that the shareholders at any meeting, by a majority vote of the shares represented, may select any persons of their choosing to act as chairman and secretary of such meeting or any session thereof.

Section 2.07    Quorum

Unless otherwise provided by law, the Articles of Incorporation or these By-laws, a majority of the outstanding shares entitled to vote at any meeting represented in person or by proxy shall constitute a quorum at all meetings of the shareholders; provided, however, that in the event that less than a quorum is represented at a meeting, the shares so represented, by a majority vote, shall have the right successively to adjourn the meeting, without notice to any shareholder not present at the meeting, to a specified date no later than 90 days after such adjournment. In all matters every decision of a majority of shares entitled to vote on the subject matter and represented in person or by proxy at a meeting at which a quorum is present shall be valid as an act of the shareholders, unless a larger vote is required by law, by the Articles of Incorporation, or by these By-laws. At any subsequent session of an adjourned meeting at which a quorum is present in person or by proxy, any business may be transacted that could have been transacted at the initial session of the meeting if a quorum had been present.

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Section 2.08    Proxies; Voting Trusts

At any meeting of the shareholders every shareholder having the right to vote shall be entitled to vote in person or by proxy executed in writing by such shareholder or by such shareholder’s duly authorized attorney in fact. No proxy shall be valid after 11 months from the date of its execution, unless otherwise provided in the proxy.

Section 2.09    Voting

a)
Unless otherwise provided in the Articles of Incorporation, each shareholder shall have one vote for each share of stock entitled to vote under the provisions of the Articles of Incorporation and that is registered in such shareholder’s name on the books of the Corporation, but in the election of directors cumulative voting shall prevail. Accordingly, each shareholder shall have the right to cast as many votes in the aggregate as shall equal the number of voting shares held by the shareholder in the Corporation, multiplied by the number of directors to be elected at the election, and may cast the whole number of such votes for one candidate or distribute them among two or more candidates.

b)	No person shall be admitted to vote on any shares of the Corporation belonging or hypothecated to the Corporation.

c)
 If the Board of Directors does not close the transfer books or set a record date for the determination of its shareholders entitled to notice of, and to vote at, a meeting of shareholders in accordance with Section 6.05 of these By-laws, only those persons who are shareholders of record at the close of business on the 20th day preceding the date of such meeting shall be entitled to notice of, and to vote at, such meeting and any adjournment of such meeting; except that, if prior to such meeting written waivers of notice of such meeting are signed and delivered to the Corporation by all of the shareholders of record at the time such meeting is convened, only those persons who are shareholders of record at the time such meeting is convened shall be entitled to vote at such meeting, and any adjournment thereof.

Section 2.10Registered Shareholders

As contemplated by the Articles of Incorporation, the term “shareholder” as used in these Bylaws means a registered holder of shares of the Corporation; provided, however, that if permitted by law:

a)
shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the By-laws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine;

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b)	shares standing in the name of a deceased person may be voted by such person’s personal representative, either in person or by proxy;

c)
shares standing in the name of a conservator or trustee may be voted by such fiduciary, either in person or by proxy, but no conservator or trustee shall be entitled, as such fiduciary, to vote shares held by such conservator or trustee without a transfer of such shares into the name of such conservator or trustee;

d)
shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into such receiver’s name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed; and

e)
a shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

Section 2.11    Shareholders’ Lists

a)
A complete list of the shareholders entitled to vote at each meeting of the shareholders, arranged in alphabetical order, with the address of and the number of voting shares held by each, shall be prepared by the officer of the Corporation having charge of the stock transfer books of the Corporation, and shall, for a period of 10 days prior to the meeting, be kept on file at the registered office of the Corporation in the State of Nevada and shall at any time during the usual hours for business be subject to inspection by any shareholder. Such list or a duplicate thereof shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof kept in the State of Nevada, shall be prima facie evidence as to who are the shareholders entitled to examine such list, share ledger or transfer book, or to vote at any meeting of shareholders.

b)	Failure to comply with this Section 2.11 shall not affect the validity of any action taken at any such meeting.

Section 2.12    Conduct of Meetings

The date and time of the opening and the closing of the polls for each matter upon which the shareholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board of Directors of the Corporation may, to the extent not prohibited by law, adopt by resolution such rules and regulations for the conduct of the meetings or any meeting of shareholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations, the chairman of the meeting of shareholders may prescribe such rules, regulations, and procedures and do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations, or procedures, whether adopted by the Board or prescribed by the chairman of the meeting, may, to the extent not prohibited by law, include, without limitation, the following: (i) the establishment of an agenda for the meeting; (ii) the maintenance of order at the meeting; (iii) limitations on attendance at or participation in the meeting to shareholders of record of the Corporation, their duly authorized proxies, and such other persons as shall be determined; (iv) restrictions on entry to the meeting after a specified time; and (v) limitations on the time allotted to questions or comments by participants. Unless otherwise determined by the Board or the chairman of the meeting, meetings of shareholders shall not be required to be held in accordance with any rules of parliamentary procedure.

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Article Three

Board of Directors

Section 3.01    Number

Unless and until changed as hereinafter provided, the number of directors to constitute the Board of Directors shall be the same number as that provided for the first Board in the Articles of Incorporation or, if not so provided, shall be the same as the number of persons named by the incorporator to constitute the first Board of the Corporation. Each director shall hold such office, unless sooner removed or disqualified, until the next succeeding annual meeting or until such director’s successor is duly elected and qualified or until such director’s earlier resignation, disqualification or removal. The shareholders shall have the power to change the number of directors by resolution adopted by the affirmative vote of the lesser of (a) the holders of at least 90 percent of the outstanding shares of stock entitled to vote thereon, or (b) all but two shareholders of the Corporation; provided that if the Articles of Incorporation or By-laws provide for cumulative voting in the election of directors, any such reduction in the number of directors shall be deemed a removal of director(s) and must comply with Section 3.11 of these By-laws.

Section 3.02    Powers of the Board

The property and business of the Corporation shall be controlled and managed by the directors, acting as a Board of Directors. The Board shall have and is vested with all powers and authority, except as may be expressly limited by law, the Articles of Incorporation or these By-laws, to do or cause to be done any and all lawful things for and on behalf of the Corporation, to exercise or cause to be exercised any or all of its powers, privileges, and franchises, and to seek the effectuation of its objects and purposes. As used in these By-laws, the terms “whole Board,” “whole Board of Directors,” “full Board,” and “full Board of Directors” mean the total number of directors that the Corporation would have if the Board had no vacancies.

Section 3.03    Meetings of the Newly Elected Board

The members of each newly elected Board of Directors: (a) shall meet at such time and place, either within or without the State of Nevada, as shall be suggested or provided for by resolution of the shareholders at the meeting at which such newly elected Board was elected, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present; or (b) if not so provided for by resolution of the shareholders, or if a quorum shall not be present, may meet at such time and place as shall be consented to in writing by a majority of the newly elected directors, provided that written or printed notice of such meeting shall be given to each of the other directors in the same manner as provided in these By-laws with respect to the giving of notice for special meetings of the Board except that it shall not be necessary to state the purpose of the meeting in such notice; or (c) regardless of whether or not the time and place of such meeting shall be provided for by resolution of the shareholders at the annual meeting, may meet at such time and place as shall be consented to in writing by all of the newly elected directors. Each director of the Corporation, upon such director’s election, shall qualify by accepting the office of director, and such director’s attendance at, or such director’s written approval of the minutes of, any meeting of the Board subsequent to such director’s election shall constitute such director’s acceptance of such office; or such director may execute such acceptance by a separate writing, which shall be placed in the minute book.

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Section 3.04    Notice of Meetings; Waiver of Notice

(a)   Regular Meetings
Regular meetings of the Board of Directors may be held without notice at such times and places either within or without the State of Nevada as shall from time to time be fixed by resolution adopted by the full Board. Any business may be transacted at a regular meeting.

(b)   Special Meetings
Special meetings of the Board of Directors may be called at any time by the executive committee, the President, any Vice President, the Secretary, or at least one-fifth of the directors. The place may be within or without the State of Nevada as designated in the notice.

Written or printed notice of each special meeting of the Board, stating the place, day and hour of the meeting and the purpose or purposes thereof, shall be mailed to each director at least three days before the day on which the meeting is to be held, or shall be delivered to such director personally or sent to such director by telegram at least two days before the day on which the meeting is to be held. If mailed, such notice shall be deemed to be delivered when it is deposited in the United States mail with postage thereon prepaid, addressed to the director at such director’s residence or usual place of business. If given by telegraph, such notice shall be deemed to be delivered when it is delivered to the telegraph company. The notice may be given by any person having authority to call the meeting.

Notice” and “call” with respect to such meetings shall be deemed to be synonymous.

(c)    Waiver of Notice
Whenever any notice is required to be given to any director under the provisions of these By-laws, or of the Articles of Incorporation or of any law, a waiver thereof in writing signed by such director, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance of a director at any meeting shall constitute a waiver of notice of the meeting, except when a director attends such meeting for the express purpose of objecting to the transaction of any business, because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors or of any committee of directors need be specified in the notice or waiver of notice of the meeting unless so required by the Articles of Incorporation or these By-laws.

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Section 3.05    Meetings by Conference Telephone or Similar Communications Equipment

Unless otherwise provided by the Articles of Incorporation, these By-laws, or by law, members of the Board of Directors of the Corporation, or any committee designated by the Board, may participate in a meeting of the Board or committee by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other, and participation in a meeting in such manner shall constitute presence in person at the meeting.

Section 3.06    Action Without a Meeting

Any action that is required to be or may be taken at a meeting of the directors, or of the executive committee or any other committee of the directors, may be taken without a meeting if consents in writing, setting forth the action so taken, are signed by all of the members of the Board of Directors or of the committee as the case may be. The consents shall have the same force and effect as a unanimous vote at a meeting duly held. The Secretary shall file such consents with the minutes of the meetings of the Board or of the committee as the case may be.

Section 3.07    Quorum

At all meetings of the Board of Directors, a majority of the full Board shall, unless a greater number as to any particular matter is required by law, the Articles of Incorporation or these Bylaws, constitute a quorum for the transaction of business. The act of a majority of the directors present at any meeting of the Board at which a quorum is present shall be the act of the Board, unless the act of a greater number is required by law, the Articles of Incorporation, or these Bylaws.

Section 3.08    Vacancies

Unless otherwise provided in the Articles of Incorporation, these By-laws- or by law, vacancies on the Board of Directors and newly created directorships resulting from any increase in the number of directors to constitute the Board may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, until the next election of directors by the shareholders.

Section 3.09    Committees

The Board of Directors may, by resolution or resolutions adopted by a majority of the whole Board, designate two or more directors of the Corporation to constitute one or more committees (including without limitation an executive committee). Each committee, to the extent provided in these By-laws or in such resolution or resolutions, shall have and may exercise all of the authority of the Board in the management of the Corporation; provided, however, that the designation of each such committee and the delegation thereto of authority shall not operate to relieve the Board, or any member thereof, of any responsibility imposed upon it or such member by law.

Each such committee shall keep regular minutes of its proceedings, which minutes shall be recorded in the minute book of the Corporation. The Secretary or an Assistant Secretary of the Corporation may act as Secretary for each such committee if the committee so requests.

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The members of the executive committee shall be the President, plus four other directors of the Corporation elected or appointed by a plurality vote of the directors of the Corporation. Such four other directors shall be elected to hold office, unless sooner removed, resigned or disqualified, for two (2) year terms or until their successors are duly elected or appointed and qualified, with the terms of two (2) of them expiring each year. Except to the extent from time to time otherwise provided by the Board of Directors, the executive committee shall have and may exercise the authority of the Board of Directors with respect to the following:

(i)	Authorization of any single capital expenditure up to such dollar amount as may be designated from time to time by resolution or resolutions adopted by a majority of the whole board;

(ii)	Hiring and discharging of employees of the Corporation;

(iii)	Oversight of day to day operations of the Corporation; and

(iv)	Additional matters, if any, from time to time designated by resolution or resolutions adopted by a majority of the whole Board.

Section 3.10    Compensation of Directors and Committee Members

Directors and members of all committees shall not receive any stated salary for their services as such, unless authorized by resolution of the Board of Directors. Also, by resolution of the Board, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board or committee. Nothing herein contained shall be construed to preclude any director or committee member from serving the Corporation in any other capacity and receiving compensation therefor.

Section 3.11    Removal of Directors

(a)             By the Shareholders
At a meeting called expressly for such purpose, directors of the Corporation may be removed in the manner provided in this Section 3.11. Such meeting shall be held at the registered office or principal business office of the Corporation in the State of Nevada or in the city or county in the State of Nevada in which the principal business office of the Corporation is located. Unless the Articles of Incorporation provide otherwise, one or more directors or the entire Board of Directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors. If the Articles of Incorporation or these By-laws provide for cumulative voting in the election of directors and if less than the entire Board is to be removed, no one of the directors may be removed if the votes cast against such director’s removal would be sufficient to elect such person if then cumulatively voted at an election of the entire Board, or, if there are classes of directors, at an election of the class of directors of which such person is a part. Whenever the holders of the shares of any class are entitled to elect one or more directors by the provisions of the Articles of Incorporation, the provisions of this Section 3.11 shall apply, in respect of the removal of a director or directors so elected, to the vote of the holders of the outstanding shares of that class and not to the vote of the outstanding shares as a whole.

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(b)     By the Directors
Any director of the Corporation may be removed for cause by action of a majority of the entire Board of Directors if the director to be removed shall, at the time of removal, fail to meet the qualifications (if any) stated in the Articles of Incorporation or these By-laws for election as a director or shall be in breach of any agreement between such director and the Corporation relating to such director’s services as a director or employee of the Corporation. Notice of the proposed removal shall be given to all directors of the Corporation prior to action thereon.

Section 3.12    Resignations

Any director may resign at any time upon written notice to the Corporation. Such resignation shall take effect at the time specified therein or, if no time is specified therein, upon receipt thereof by the Corporation, and unless otherwise specified therein, the acceptance of such resignation by the Corporation shall not be necessary to make such resignation effective.

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Article Four

Officers

Section 4.01    Designations
The officers of the Corporation shall be a President, one or more Vice Presidents, a Secretary, and a Treasurer. The Board of Directors shall elect a President and Secretary at its first meeting after each annual meeting of the shareholders. The Board then, or from time to time, may also elect one or more of the other prescribed officers as it shall deem advisable, but need not elect any officers other than a President and a Secretary. The Board may, if it desires, elect or appoint additional officers and may further identify or describe any one or more of the officers of the Corporation.

The officers of the Corporation need not be members of the Board of Directors. Any two or more offices may be held by the same person.

An officer shall be deemed qualified when such person enters upon the duties of the office to which such person has been elected or appointed and furnishes any bond required by the Board of Directors; but the Board may also require such person’s written acceptance and promise faithfully to discharge the duties of such office.

Section 4.02    Term of Office

Each officer of the Corporation shall hold such person’s office at the pleasure of the Board of Directors or for such other period as the Board may specify at the time of such person’s election or appointment, or until such person’s death, resignation, disqualification, or removal by the Board, whichever first occurs. In any event, each officer of the Corporation who is not reelected or reappointed at the annual election of officers by the Board next succeeding such person’s election or appointment shall be deemed to have been removed by the Board, unless the Board provides otherwise at the time of such person’s election or appointment.

Section 4.03    Other Agents

The Board of Directors from time to time may appoint such other agents for the Corporation as the Board shall deem necessary or advisable, each of whom shall serve at the pleasure of the Board or for such period as the Board may specify, and shall exercise such powers, have such titles, and perform such duties as shall be determined from time to time by the Board or by an officer empowered by the Board to make such determinations.

Section 4.04    Removal

The President or any member of the Executive Committee may be removed from office by resolution adopted by a majority of the full Board of Directors whenever, in its judgment, the best interests of the Corporation would be served thereby. Any other officer or agent elected or appointed by the Board of Directors, and any employee, may be removed or discharged by the Board whenever, in its judgment, the best interests of the Corporation would be served thereby, but such removal or discharge shall be without prejudice to the contract rights, if any, of the person so removed or discharged.

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Section 4.05    Vacancies

A vacancy in any office because of a person’s death, resignation, disqualification, or removal by the Board, may be filled by the Board for the unexpired portion of the term.

Section 4.06    Salaries and Compensation

Salaries and compensation of all elected officers of the Corporation shall be fixed, increased, or decreased by the Board of Directors, but this power, except as to the salary or compensation of the President, may, unless prohibited by law, be delegated by the Board to the President or a committee. Salaries and compensation of all appointed officers, agents and employees of the Corporation may be fixed, increased, or decreased by the Board, but until action is taken with respect thereto by the Board, the same may be fixed, increased, or decreased by the President or by such other officer or officers as may be empowered by the Board to do so.

Section 4.07    Delegation of Authority to Hire, Discharge, and Designate Duties

The Board of Directors from time to time may delegate to the President or other officer or executive employee of the Corporation, authority to hire and discharge and to fix and modify the duties and salary or other compensation of employees of the Corporation under the jurisdiction of such person, and the Board may delegate to such officer or executive employee similar authority with respect to obtaining and retaining for the Corporation the services of attorneys, accountants, and other experts.

Section 4.08    President

Unless the Board of Directors otherwise provides, the President shall be the chief executive officer of the Corporation with such general executive duties, powers, responsibilities, and authority of supervision and management as are usually vested in the office of the chief executive officer of a corporation, and the President shall carry into effect all directions and resolutions of the Board. Except as otherwise provided for in Section 2.06 of these By-laws, the President shall preside at all meetings of the shareholders, the Board and the executive committee.

The President may execute all bonds, notes, debentures, mortgages and other contracts requiring the seal of the Corporation, may cause the seal to be affixed thereto, and may execute all other instruments, for and in the name of the Corporation.

Unless the Board of Directors otherwise provides, the President, or any person designated in writing by the President, shall have full power and authority on behalf of the Corporation to: (i) attend and to vote or take action at any meeting of the holders of securities of corporations in which the Corporation may hold securities, and at such meetings shall possess and may exercise any and all rights and powers incident to being a holder of such securities; and (ii) execute and deliver waivers of notice and proxies for and in the name of this Corporation with respect to securities of any such corporation held by this Corporation.

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The President shall, unless the Board of Directors otherwise provides, be an ex officio member of all standing committees.

The President shall perform other duties and have other powers, responsibilities, and authority as may be prescribed elsewhere in these By-laws or from time to time by the Board of Directors.

Section 4.09    Vice Presidents

In the absence or disability of the President or in the event of the President’s inability or refusal to act, any Vice President may perform the duties and exercise the powers of the President, until the Board of Directors otherwise provides. Vice Presidents shall perform such other duties and have such other powers, responsibilities and authority as the Board may from time to time prescribe.

Section 4.10    Secretary and Assistant Secretaries

The Secretary shall attend all meetings of the Board of Directors and, except as otherwise provided for in Section 2.06 of these By-laws, all meetings of the shareholders. The Secretary shall prepare minutes of all proceedings at such meetings and shall preserve them in a minute book of the Corporation. The Secretary shall perform similar duties for each standing or temporary committee when requested by the Board or such committee.

The Secretary shall see that all books, records, lists, and information, or duplicates, required to be maintained at the registered or other office of the Corporation in the State of Nevada, or elsewhere, are so maintained.

The Secretary shall keep in safe custody the seal, if any, of the Corporation, and shall have authority to affix the seal of the Corporation to any instrument requiring a corporate seal and, when so affixed, the Secretary may attest the seal by the Secretary’s signature. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by such officer’s signature.

The Secretary shall have the general duties, powers, responsibilities and authority of a secretary of a corporation and shall perform such other duties and have such other powers, responsibilities, and authority as may be prescribed elsewhere in these By-laws or from time to time by the Board of Directors or the chief executive officer of the Corporation, under whose direct supervision the Secretary shall be.

In the absence or disability of the Secretary or in the event of the Secretary’s inability or refusal to act, any Assistant Secretary may perform the duties and exercise the powers of the Secretary until the Board of Directors otherwise provides. Assistant Secretaries shall perform such other duties and have such other powers, responsibilities, and authority as the Board may from time to time prescribe.

Section 4.11    Treasurer and Assistant Treasurers

The Treasurer shall have responsibility for the safekeeping of the funds and securities of the Corporation, shall keep or cause to be kept full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall keep or cause to be kept all other books of account and accounting records of the Corporation. The Treasurer shall deposit or cause to be deposited all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors or by any officer of the Corporation to whom such authority has been granted by the Board.

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The Treasurer shall disburse, or permit to be disbursed, the funds of the Corporation as may be ordered, or authorized generally, by the Board of Directors, and shall render to the chief executive officer of the Corporation and the directors, whenever they may require, an account of all transactions as treasurer and of those under the Treasurer’s jurisdiction, and of the financial condition of the Corporation.

The Treasurer shall have the general duties, powers, responsibilities, and authority of a treasurer of a corporation, and shall, unless otherwise provided by the Board of Directors, be the chief financial and accounting officer of the Corporation. The Treasurer shall perform such other duties and shall have such other powers, responsibilities, and authority as may be prescribed elsewhere in these By-laws or from time to time by the Board.

If required by the Board of Directors, the Treasurer shall give the Corporation a bond in a sum and with one or more sureties satisfactory to the Board for the faithful performance of the duties of the Treasurer’s office and for the restoration to the Corporation, in the case of the Treasurer’s death, resignation, retirement, or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in the Treasurer’s possession or under the Treasurer’s control that belong to the Corporation.

In the absence or disability of the Treasurer or in the event of the Treasurer’s inability or refusal to act, any Assistant Treasurer may perform the duties and exercise the powers of the Treasurer until the Board of Directors otherwise provides. Assistant Treasurers shall perform such other duties and have such other powers, responsibilities, and authority as the Board may from time to time prescribe.

Section 4.12    Duties of Officers May Be Delegated

If any officer of the Corporation is absent or unable to act, or for any other reason that the Board of Directors may deem sufficient, the Board may delegate, for the time being, some or all of the functions, duties, powers, responsibilities, and authority of any officer to any other officer, or to any other agent or employee of the Corporation or other responsible person, provided a majority of the full Board concurs.

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Article Five

Indemnification

Section 5.01    Indemnification in Actions by Third Parties
The Corporation shall indemnify each person who has been or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative, or appellate (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was serving in an Indemnifiable Capacity against all liabilities and expenses, including, without limitation, judgments, amounts paid in settlement (provided that such settlement and all amounts paid in connection therewith are approved in advance by the Corporation in accordance with Section 5.04 of these By-laws, which approval shall not be unreasonably withheld or delayed), attorneys’ fees, ERISA excise taxes or penalties, fines, and other expenses actually and reasonably incurred by such person in connection with such action, suit, or proceeding (including, without limitation, the investigation, defense, settlement, or appeal of such action, suit, or proceeding) if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful; provided, however, that the Corporation shall not be required to indemnify or advance expenses to any such person seeking indemnification or advancement of expenses in connection with an action, suit, or proceeding initiated by such person (including, without limitation, any cross-claim or counterclaim) unless the initiation of such action, suit, or proceeding was authorized by the Board of Directors of the Corporation. The termination of any such action, suit, or proceeding by judgment, order, settlement, conviction, or under a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, that such person had reasonable cause to believe that his conduct was unlawful.

Section 5.02    Indemnification in Derivative Action

The Corporation shall indemnify each person who has been or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was serving in an Indemnifiable Capacity against amounts paid in settlement thereof (provided that such settlement and all amounts paid in connection therewith are approved in advance by the Corporation in accordance with Section 5.04 of these By-laws, which approval shall not be unreasonably withheld or delayed) and all expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action, suit, or proceeding (including without limitation the investigation, defense, settlement, or appeal of such action, suit, or proceeding) if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification under this Section 5.02 shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of such person’s duty to the Corporation unless and only to the extent that the court in which the action, suit, or proceeding is brought determines upon application that, despite the adjudication of liability and in view of all the circumstances of such case, the person is fairly and reasonably entitled to indemnity for such expenses that the court shall deem proper.

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Section 5.03    Indemnification for Success on the Merits or Otherwise

Notwithstanding the other provisions of this Article Five, to the extent that a person who is or was serving in an Indemnifiable Capacity has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in Section 5.01 or Section 5.02 of these Bylaws (including, without limitation, the dismissal of any such action, suit, or proceeding without prejudice or, with the prior approval of the Corporation in accordance with Section 5.04 of these By-laws, the settlement of such action, suit, or proceeding without admission of fault or liability), or in defense of any claim, issue, or matter therein, such person shall be indemnified against any amounts that may be approved by the Corporation to be paid in settlement of any such action, suit, or proceeding and against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 5.04    Determination of Right to Indemnification
Prior to indemnifying a person pursuant to the provisions of Section 5.01 or Section 5.02 of these By-laws, unless ordered by a court and except as otherwise provided by Section 5.03 of these By-laws, the Corporation shall determine that such indemnification is proper in the circumstances because such person has met the specified standard of conduct entitling such person to indemnification as set forth under Section 5.01 or Section 5.02 of these By-laws. Any determination that a person shall or shall not be indemnified under the provisions of Section 5.01 or Section 5.02 of these By-laws shall be made: (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit, or proceeding; (b) if such quorum is not obtainable, or even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or (c) by the shareholders, and such determination shall be final and binding upon the Corporation; provided, however, that in the event such determination is adverse to the person to be indemnified hereunder, such person shall have the right to maintain an action in any court of competent jurisdiction against the Corporation to determine whether or not such person has met the requisite standard of conduct and is entitled to such indemnification hereunder. For the purposes of such court action, an adverse determination as to the eligibility of a person for indemnification made pursuant to any of clauses (a), (b), or (c) of this Section 5.04 shall not constitute a defense to such action nor create a presumption regarding such person’s eligibility for indemnification hereunder. If such court action is successful and the person is determined to be entitled to such indemnification, such person shall be reimbursed by the Corporation for all fees and expenses (including attorneys’ fees) actually and reasonably incurred in connection with any such action (including, without limitation, the investigation, defense, settlement, or appeal of such action).

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Section 5.05    Advancement of Expenses
Expenses (including attorneys’ fees) actually and reasonably incurred by a person who may be entitled to indemnification hereunder in defending an action, suit, or proceeding, whether civil, criminal, administrative, investigative, or appellate, shall be paid by the Corporation in advance of the final disposition of such action, suit, or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of such person to repay such amount unless it shall ultimately be determined that such person is entitled to indemnification by the Corporation. In no event shall any advance be made in instances where it is reasonably determined that such person would not be entitled to indemnification hereunder or that such person deliberately breached his or her duty to the Corporation or its shareholders: (a) by the Board by a majority vote of a quorum consisting of directors who were not parties to the action, suit, or proceeding; (b) if such quorum is not obtainable, or even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or (c) by the shareholders, and such determination shall be final and binding upon the Corporation.

Section 5.06    Non-Exclusivity

The indemnification and the advancement of expenses provided by this Article Five shall not be exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any statute, the Articles of Incorporation, these By-laws or any agreement, vote of shareholders or disinterested directors, policy of insurance, or otherwise, both as to action in their official capacity and as to action in another capacity while holding their respective offices, and shall not limit in any way any right which the Corporation may have to make additional indemnifications with respect to the same or different persons or classes of persons. The indemnification and advancement of expenses provided by this Article Five shall continue as to a person who has ceased to serve in an Indemnifiable Capacity and shall inure to the benefit of the heirs, executors, and administrators of such a person.

Section 5.07    Insurance

Upon resolution passed by the Board of Directors, the Corporation may purchase and maintain insurance on behalf of any person who is or was serving in an Indemnifiable Capacity against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article Five.

Notwithstanding anything in this Article Five to the contrary: (i) the Corporation shall not be obligated to indemnify any person serving in an Indemnifiable Capacity for any amounts that have been paid directly to such person by any insurance maintained by the Corporation; and (ii) any indemnification provided pursuant to this Article Five (A) shall not be used as a source of contribution to, or as a substitute for, or as a basis for recoupment of any payments pursuant to, any indemnification obligation or insurance coverage that is available from any Other Enterprise, and (B) shall become operative, and payments shall be required to be made thereunder, only in the event and to the extent that the amounts in question have not been fully paid by any indemnification obligation or insurance coverage that is available from any Other Enterprise.

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Section 5.08    Amendment and Vesting of Rights
Notwithstanding any other provision of these By-laws or of the Articles of Incorporation, the terms and provisions of this Article Five may be amended or repealed and the rights to indemnification, and advancement of expenses created hereunder may be changed, altered, or terminated and, in certain circumstances specified in the applicable laws of the State of Nevada relating to the indemnification of a person serving in an Indemnifiable Capacity, only with the affirmative vote of the holders of a majority of the outstanding shares of the Corporation entitled to vote in the election of directors.

Section 5.09    Vesting of Rights

The rights granted or created hereby shall be vested in each person entitled to indemnification hereunder as a bargained-for, contractual condition of such person’s serving or having served in an Indemnifiable Capacity and, while this Article Five may be amended or repealed, no such amendment or repeal shall release, terminate, or adversely affect the rights of such person under this Article Five with respect to any act taken or the failure to take any act by such person prior to such amendment or repeal or with respect to any action, suit, or proceeding with respect to such act or failure to act filed after such amendment or repeal.

Section 5.10 Definitions

For purposes of this Article Five, references to:

(i)
“the Corporation” shall, unless otherwise determined by the Board of Directors, include, in addition to the resulting or surviving corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger that, if its separate existence had continued, would have had power and authority to indemnify a person who serves in an Indemnifiable Capacity so that any person who is or was serving in an Indemnifiable Capacity as to a constituent corporation shall stand in the same position under the provisions of this Article Five with respect to the resulting or surviving corporation as such person would if such person had served the resulting or surviving corporation in the same capacity;

(ii)	“Other Enterprises” or “Other Enterprise” shall mean any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan, or similar enterprise;

(iii)	“fines” shall include any excise taxes assessed against a person with respect to an employee benefit plan;

(iv)
“defense” shall include investigations of any threatened, pending or completed action, suit, or proceeding as well as appeals thereof and shall also include any defensive assertion of a cross-claim or counterclaim;

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(v)
“serving at the request of the Corporation” shall mean any service by a person in an Indemnifiable Capacity that imposes duties on, or involves services by, such person with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article Five; and

(vi)
“Indemnifiable Capacity” shall mean service by a person as a director or officer of the Corporation or, at the Corporation’s request, service by a person as a director, officer, trustee, or other comparable position of an Other Enterprise.

Section 5.11    Severability

If any provision of this Article Five or the application of any such provision to any person or circumstance is held invalid, illegal, or unenforceable for any reason whatsoever, the remaining provisions of this Article Five and the application of such provision to other persons or circumstances shall not be affected thereby and, to the fullest extent possible, the court finding such provision invalid, illegal, or unenforceable shall modify and construe the provision so as to render it valid and enforceable as against all persons or entities and to give the maximum possible protection to persons subject to indemnification hereby within the bounds of validity, legality, and enforceability. Without limiting the generality of the foregoing, if any person who is or was serving in an Indemnifiable Capacity is entitled under any provision of this Article Five to indemnification by the Corporation for some or a portion of the judgments, amounts paid in settlement, attorneys’ fees, ERISA excise taxes or penalties, fines, or other expenses actually and reasonably incurred by any such person in connection with any threatened, pending, or completed action, suit, or proceeding (including, without limitation, the investigation, defense, settlement or appeal of such action, suit, or proceeding), whether civil, criminal, administrative, investigative, or appellate, but not, however, for all of the total amount thereof, the Corporation shall nevertheless indemnify such person for the portion thereof to which such person is entitled.

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Article Six

Stock

Section 6.01    Issuance and Payment for Shares of Stock

The Corporation shall not issue shares of stock of the Corporation, except by resolution or resolutions authorizing such issuance adopted by the affirmative vote of the lesser of (a) at least 90 percent of the whole Board, or (b) all but two directors of the Corporation; and except for money paid, labor done, or property actually received or in consideration of valid bona fide antecedent debts. No note or obligation given by any shareholder, whether secured by deed of trust, mortgage or otherwise, shall be considered as payment of any part of any share or shares, and no loan of money for the purpose of such payment shall be made by the Corporation.

Section 6.02    Certificates Representing Shares of Stock

The certificates representing shares of stock of the Corporation shall be issued in numerical order and shall be in such form as may be prescribed by the Board of Directors in conformity with law. The issuance of shares shall be entered in the stock books of the Corporation as they are issued. Such entries shall show the name and address of the person, firm, partnership, corporation, or association to whom each certificate is issued. Each certificate shall have printed, typed, or written thereon the name of the person, firm, partnership, corporation, or association to whom it is issued and the number of shares represented thereby. It shall be signed by the President or a Vice President and by the Secretary, an Assistant Secretary, the Treasurer, or an Assistant Treasurer of the Corporation, and sealed with the seal of the Corporation, if any. Any or all signatures on such certificate may be facsimiles and the seal may be facsimile, engraved, or printed. In case any such officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon any such certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, such certificate may nevertheless be issued by the Corporation with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue.

Section 6.03    Transfers of Shares — Transfer Agent — Registrar
Transfers of shares of stock shall be made on the stock record or transfer books of the Corporation only by the person named in the stock certificate, or by such shareholder’s attorney lawfully constituted in writing, and upon surrender of the certificate therefor. The stock record book and other transfer records shall be in the possession of the Secretary or of a transfer agent for the Corporation. The Corporation, by resolution of the Board of Directors, may from time to time appoint a transfer agent and, if desired, a registrar, under such arrangements and upon such terms and conditions as the Board deems advisable, but until and unless the Board appoints some other person, firm, or corporation as its transfer agent (and upon the revocation of any such appointment, thereafter until a new appointment is similarly made) the Secretary of the Corporation shall be the transfer agent of the Corporation without the necessity of any formal action of the Board, and the Secretary, or any person designated by the Secretary, shall perform all of the duties of such transfer agent.

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Section 6.04    Transfers of Shares — Restrictions

No shareholder may sell, assign, transfer, give, donate, mortgage, alienate, pledge, hypothecate, or in any way encumber or dispose of such shareholder’s shares, fractional shares, and rights or options to purchase shares of stock of the Corporation except to the extent permitted by law.

Section 6.05    Closing of Transfer Books

The Board of Directors shall have power to close the stock transfer books of the Corporation for a period not exceeding 70 days preceding the date of any meeting of the shareholders, or the date of payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares shall go into effect; provided, however, that in lieu of closing the stock transfer books, the Board of Directors may fix in advance a date, not exceeding 70 days preceding the date of any meeting of shareholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares shall go into effect, as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend, or entitled to any such allotment of rights, or entitled to exercise the rights in respect of any such change, conversion, or exchange of shares. In such case only the shareholders who are shareholders of record on the date of closing of the transfer books or on the record date so fixed shall be entitled to notice of, and to vote at, such meeting, and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after such date of closing of the transfer books or such record date fixed as aforesaid.

Section 6.06    Lost or Destroyed Certificates

In case of the loss or destruction of any certificate for shares of stock of the Corporation, another may be issued in its place upon proof of such loss or destruction and upon the giving of a satisfactory bond of indemnity to the Corporation and the transfer agent and registrar, if any, in such sum as the Board of Directors may provide; provided, however, that a new certificate may be issued without requiring a bond when in the judgment of the Board it is proper to do so.

Section 6.07    Regulations

The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer, conversion, and registration of certificates for shares of stock of the Corporation, not inconsistent with the laws of the State of Nevada, the Articles of Incorporation, or these By-laws.

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Article Seven

Corporate Finance

Section 7.01    Fixing of Capital — Transfers of Surplus

Except as may be specifically otherwise provided in the Articles of Incorporation, the Board of Directors is expressly empowered to exercise all authority conferred upon it or the Corporation by any law or statute, and in conformity therewith, relative to:

(i)  determining what part of the consideration received for shares of the Corporation shall be stated capital;

(ii)  increasing or decreasing stated capital;

(iii) transferring surplus to stated capital;

(iv) transferring stated capital to surplus;

(v) determining the consideration to be received by the Corporation for its shares; and

(vi) determining all similar or related matters;

provided, however, that any concurrent action or consent by or of the Corporation and its shareholders, required to be taken or given pursuant to law, shall be duly taken or given in connection therewith.

Section 7.02    Dividends

Dividends on the outstanding shares of the Corporation, subject to the provisions of the Articles of Incorporation and any applicable law, may be declared by the Board of Directors at any meeting. Dividends may be paid in cash, property, or shares of the Corporation’s stock.

Liquidating dividends or dividends representing a distribution of paid-in surplus or a return of capital shall be made only when and in the manner permitted by law.

A member of the Board of Directors shall be fully protected in relying in good faith upon the books of account of the Corporation or statements prepared by any of the Corporation’s officials as to the value and amount of the assets, liabilities, and earnings of the Corporation, or any facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid.

Section 7.03    Creation of Reserves

Before the payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time deems proper as a reserve fund or funds to meet contingencies or for equalizing dividends, repairing or maintaining any property of the Corporation, or any other purpose deemed by the Board to be conducive to the interests of the Corporation, and the Board may abolish any such reserve in the manner in which it was created.

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Article Eight

General Provisions

Section 8.01    Fiscal Year

The Board of Directors shall have power to fix and from time to time change the fiscal year of the Corporation. In the absence of action by the Board, the fiscal year of the Corporation shall end each year on March 31st.

Section 8.02    Corporate Seal

The Corporation may, but is not required, to have a corporate seal. The corporate seal may be used by causing it, or a facsimile thereof, to be impressed or affixed or in any manner reproduced.

Section 8.03    Depositories

The moneys of the Corporation shall be deposited in the name of the Corporation in such bank or banks or other depositories as the Board of Directors shall designate, and shall be drawn out only by check or draft signed by persons designated by resolution adopted by the Board. Notwithstanding the foregoing, the Board may by resolution authorize an officer or officers of the Corporation to designate any bank or banks or other depositories in which moneys of the Corporation may be deposited, and to designate the persons who may sign checks or drafts on any particular account or accounts of the Corporation, whether created by direct designation of the Board or by an authorized officer or officers as aforesaid.

Section 8.04    Contracts with Officers or Directors or Their Affiliates

No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or any committee thereof that authorizes the contract or transaction, or solely because his, her, or their votes are counted for such purpose, if:

(i)
The material facts as to such person’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or such committee, and the Board or such committee in good faith authorized the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

(ii)
The material facts as to such person’s relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or

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(iii)	The contract or transaction is fair as to the Corporation as of the time it is authorized or approved by the Board of Directors, a committee thereof, or the shareholders.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee that authorizes the contract or transaction.

Section 8.05    Amendments

Except as may be specified in Article Five or this Section 8.05 of these By-laws, these By-laws may from time to time be altered, amended, or repealed, or new By-laws may be adopted, in the manner provided in the Articles of Incorporation or by law. This Section 8.05 may not be altered, amended, repealed, or replaced without the approval of at least 90 percent of the full Board of Directors (or if less, all but two of the directors) or the holders of at least 90 percent of the outstanding shares of stock of the Corporation entitled to vote thereon (or if less, all but two of the stockholders). No provision of these By-laws providing for the vote or action of greater than a majority of shareholders or greater than a majority of directors may be altered, amended, repealed, or replaced without the vote or action of such greater number of shareholders or directors, as the case may be.

Section 8.06    Agreements Among Shareholders

In the event that any shareholders’ agreement or similar agreement is executed by all shareholders who own stock in the Corporation at the date of such agreement and contains provisions in conflict with these By-laws, these By-laws shall be deemed automatically amended, to the extent in conflict with the provisions of such agreement, by unanimous consent of the shareholders by virtue of the existence of such agreement.

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Article Nine

Certificate

The undersigned Secretary of HyperSolar, Inc., a Nevada Corporation, hereby certifies that the foregoing By-laws are the original By-laws of the Corporation.

DATED, this 20th day of February, 2009

/s/ A.T. Mathis
A.T. Mathis, Secretary

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